(COMPASS MINERALS LOGO)

NEWS RELEASE                                                        EXHIBIT 99.1
CONTACTS:
Rodney L. Underdown (913-344-9395)   Peggy Landon (913-344-9315)
Chief Financial Officer              Director of Investor Relations
                                     and Corporate Communications

                 COMPASS MINERALS REPORTS POSITIVE THIRD-QUARTER
                           EARNINGS OF $0.07 PER SHARE

     OVERLAND PARK, Kan. (October 30, 2006) - Compass Minerals (NYSE: CMP), a leading producer and marketer of salt, specialty fertilizer and other minerals, reports the following third-quarter results:

- Sales improved 15 percent over the prior-year quarter to $123.6 million and product sales grew 16 percent to $89.5 million.

- Operating earnings increased to $16.9 million from $10.7 million in the 2005 quarter.

- Net earnings from continuing operations were $2.3 million, or $0.07 per diluted share, compared to a loss of ($4.8) million, or ($0.15) per share, in the 2005 quarter.

- The company voluntarily made a $10 million early principal payment on its term loan this quarter.

     "This is the first time in our relatively short history as a public company that we have been profitable in a third-quarter period. This highlights the growing profitability of our broad product portfolio and the strength of our non-winter consumer, industrial and agricultural applications," said Angelo Brisimitzakis, Compass Minerals' president and CEO.

                  FINANCIAL RESULTS FOR CONTINUING OPERATIONS*
                          (IN MILLIONS EXCEPT FOR EPS)

                                                                            THREE MONTHS ENDED   NINE MONTHS ENDED
                                                                               SEPTEMBER 30,       SEPTEMBER 30,
                                                                            ------------------   -----------------
                                                                              2006      2005       2006     2005
                                                                             ------   -------     ------   ------
Sales....................................................................    $123.6    $107.5     $449.6   $459.2
Sales less shipping and handling cost (product sales)....................      89.5      76.9      308.0    320.1
Operating earnings.......................................................      16.9      10.7       74.9     75.8
Net earnings (loss) from continuing operations...........................       2.3      (4.8)      28.8     17.5
Net earnings (loss) from continuing operations, excluding special items..       2.3      (4.8)      28.8     18.1
Diluted per-share earnings (loss) from continuing operations**                 0.07     (0.15)      0.88     0.55
Diluted per-share earnings (loss) from continuing operations,
excluding special items**................................................      0.07     (0.15)      0.88     0.57
EBITDA from continuing operations........................................      27.2      17.2      107.5    101.0
Adjusted EBITDA from continuing operations...............................      26.8      20.6      105.1    105.4

*    Excludes discontinued operations from 2005 results

**   Negative EPS is not diluted

     Compared with the 2005 third quarter, salt segment sales increased 15 percent to $97.9 million and salt product sales grew 17 percent to $67.3 million due to stronger pricing in the company's highway deicing and general trade product lines. The average selling price of highway deicing products was up 13 percent and sales volume increased three percent reflecting modestly higher pre-season sales at 2006-2007 bid prices.

     The company has completed its bidding process for highway deicing contracts for the 2006-2007 winter season with an average 10 percent price improvement over 2005-2006 winter-season pricing.

     "We're very pleased with the result of the North American highway deicing bid process for the upcoming winter season," Dr. Brisimitzakis continued. "We expect our year-over-year bid price improvement to generate year-over-year normal-winter revenue and gross profit growth for our highway deicing product line even though an eight-week strike last spring reduced our rock salt production volume."

     The company achieved a 13 percent price improvement over the prior-year quarter on its general trade product line primarily because of price increases that were introduced in late 2005. In light of rising operating and logistics costs throughout the past year, Compass Minerals recently announced an additional $18 average price-per-ton increase that will apply to water conditioning products, food-grade salt, and other selected consumer, agricultural and industrial products beginning in November 2006.

     Specialty fertilizer sales and product sales gained 16 percent over the 2005 quarter to $25.7 million and $22.2 million, respectively. Volumes rose five percent and the average selling price increased 11 percent year-over-year. Compass Minerals currently expects its fourth-quarter 2006 sulfate of potash sales volume to be similar to its sales volume in the fourth quarter of 2005.

     Shipping and handling costs rose 11 percent quarter-over-quarter as higher transportation rates and fuel surcharges drove up the company's ship, barge, truck and rail costs. Production costs increased 14 percent over the third quarter of 2005 on similar sales volumes primarily due to substantial increases in the cost of natural gas and the cost of sourced potassium chloride which is used in the manufacture of specialty fertilizer.

                               SELECTED SALES DATA

                                        THREE MONTHS ENDED   NINE MONTHS ENDED
                                           SEPTEMBER 30,       SEPTEMBER 30,
                                        ------------------   -----------------
                                           2006      2005      2006      2005
                                         -------   -------   -------   -------
SALES VOLUMES (IN THOUSANDS OF TONS):
Highway deicing......................      1,166     1,134     5,584     6,958
General trade........................        554       552     1,614     1,688
Specialty fertilizer.................         89        85       281       293
AVERAGE SALES PRICE (PER TON):
Highway deicing......................    $ 31.42   $ 27.76   $ 34.72   $ 31.70
General trade........................     110.57     97.73    108.22     97.43
Specialty fertilizer.................     287.57    259.60    288.52    252.88

     Gross profit improved $5.4 million from the 2005 third quarter to $29.6 million in the 2006 quarter as price improvements more than offset cost increases. Operating earnings improved $6.2 million to $16.9 million in the current-year quarter, helped by a six-percent reduction in selling, general and administrative expenses contributing to the improved results.

     Interest expense declined $1.9 million, or 12 percent, over the prior-year quarter as a result of the December 2005 refinancing of the company's 10-percent high-yield debt which was partially offset by non-cash accretion on the company's discount notes and interest allocated to discontinued operations in the 2005 quarter. Compass Minerals' debt balance at September 30, 2006 was $572.3 million compared to debt of $590.1 million at September 30, 2005.

     The weaker U.S. dollar yielded a modest foreign exchange gain recorded in other income compared to a $3.4 million foreign exchange loss in the 2005 quarter. Income tax expense increased $4.8 million over the 2005 quarter due to increased pre-tax earnings. The company continues to expect a full-year effective tax rate of approximately 25 percent.

     The value of Compass Minerals' inventories was 21 percent greater at September 30, 2006 than at September 30, 2005 as a result of increased input costs and higher transportation costs associated with moving products to storage locations.

CONFERENCE CALL

     Compass Minerals will discuss its results on a conference call tomorrow, October 31, at 10:00 a.m. ET. To access the conference call, interested parties should visit the company's website at www.CompassMinerals.com or dial (877) 228-7138. Callers must provide the conference ID number 8603717. Outside of the U.S. and Canada, callers may dial (706) 643-0377. Replays of the call will be available on the company's website for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, conference 8603717. Outside of the U.S. and Canada, callers may dial (706) 645-9291.

ABOUT COMPASS MINERALS

     Based in the Kansas City metropolitan area, Compass Minerals is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates ten production and packaging facilities, including the largest rock salt mine in the world in Goderich, Ontario. In addition, Compass Minerals is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf, and magnesium chloride, which is a premium deicing and dust control agent. The company produces products for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications.

NON-GAAP MEASURES

     Management uses a variety of measures to evaluate the company's performance. In addition to using GAAP financial measures, such as gross profit, net earnings and cash flows generated by operating activities, management uses EBITDA, a non-GAAP financial measure, to evaluate the performance of our core business operations. To effectively manage our resource allocation, cost of capital and income tax positions, we evaluate the operating units on the basis of EBITDA. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. EBITDA excludes interest expense, income taxes and depreciation and amortization, each of which is an essential element of our cost structure and cannot be eliminated. Our borrowings are a significant component of our capital structure and interest expense is a continuing cost of debt. We are also required to pay income taxes. We have a significant investment in capital assets, and depreciation and amortization reflects the utilization of those assets in order to generate revenues. Consequently, any measure that excludes these elements has material limitations. EBITDA does, however, include other cash and non-cash items which management believes are not indicative of the ongoing operating performance of our core business operations. Management excludes these items to calculate adjusted EBITDA. While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the methods of calculation.

     Excluding special items from net earnings is meaningful to investors because it provides insight with respect to the ongoing operating results of the company. Special items include charges to income tax expense for repatriating funds and the partial release of a tax reserve in the nine months ended September 30, 2005. Management's calculations of these measures are set forth in the tables below.

    RECONCILIATION FOR EBITDA AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
                                  (in millions)

                                                    THREE MONTHS ENDED   NINE MONTHS ENDED
                                                       SEPTEMBER 30,       SEPTEMBER 30,
                                                    ------------------   -----------------
                                                       2006    2005        2006     2005
                                                      -----   -----       ------   ------
Net earnings (loss) from continuing operations        $ 2.3   $(4.8)      $ 28.8   $ 17.5
Income tax expense (benefit)                            1.5    (3.3)         8.4      8.2
Interest expense                                       13.5    15.4         40.1     45.7
Depreciation, depletion and amortization(1)             9.9     9.9         30.2     29.6
                                                      -----   -----       ------   ------
EBITDA from continuing operations                     $27.2   $17.2       $107.5   $101.0
Adjustments to EBITDA from continuing operations:
   Other (income) expense (2)                          (0.4)    3.4         (2.4)     4.4
                                                      -----   -----       ------   ------
Adjusted EBITDA from continuing operations            $26.8   $20.6       $105.1   $105.4

(1)  Excludes expense related to discontinued operations in 2005

(2) Primarily includes interest income and foreign exchange gains and losses in all periods

         RECONCILIATION FOR NET EARNINGS (LOSS), EXCLUDING SPECIAL ITEMS
                                  (in millions)

                                                               THREE MONTHS ENDED   NINE MONTHS ENDED
                                                                  SEPTEMBER 30,       SEPTEMBER 30,
                                                               ------------------   -----------------
                                                                  2006    2005         2006    2005
                                                                  ----   -----        -----   -----
Net earnings (loss) from continuing operations                    $2.3   $(4.8)       $28.8   $17.5
   Plus (less) special items:
   Release of tax reserve, net of other tax adjustments(1)          --      --           --    (4.8)
   Charge to income tax expense for one-time repatriation of
      funds (2)                                                     --      --           --     5.4
                                                                  ----   -----        -----   -----
Net earnings (loss), excluding special items                      $2.3   $(4.8)       $28.8   $18.1

(1) In 2005, taxing authorities developed a framework to treat cross-border transactions between the U.S. and Canada more consistently so we reversed previously recorded income tax reserves of $4.8 million, net of other income tax adjustments.

(2) We recorded a $5.4 million charge to income tax expense due to a one-time repatriation of funds from the U.K.

                      COMPASS MINERALS INTERNATIONAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                      THREE MONTHS ENDED          NINE MONTHS ENDED
                                                        SEPTEMBER 30,               SEPTEMBER 30,
                                                  -------------------------   -------------------------
                                                      2006          2005          2006          2005
                                                  -----------   -----------   -----------   -----------
Sales .........................................   $     123.6   $     107.5   $     449.6   $     459.2
Shipping and handling cost ....................          34.1          30.6         141.6         139.1
Product cost ..................................          59.9          52.7         193.4         203.3
                                                  -----------   -----------   -----------   -----------
   Gross profit ...............................          29.6          24.2         114.6         116.8
Selling, general and administrative expenses ..          12.7          13.5          39.7          41.0
                                                  -----------   -----------   -----------   -----------
   Operating earnings .........................          16.9          10.7          74.9          75.8
Other (income) expense:
   Interest expense ...........................          13.5          15.4          40.1          45.7
   Other, net .................................          (0.4)          3.4          (2.4)          4.4
                                                  -----------   -----------   -----------   -----------
Earnings (loss) from continuing operations
   before income taxes ........................           3.8          (8.1)         37.2          25.7
Income tax expense (benefit) ..................           1.5          (3.3)          8.4           8.2
                                                  -----------   -----------   -----------   -----------
Net earnings (loss) from continuing
   operations .................................           2.3          (4.8)         28.8          17.5
Net earnings from discontinued operations,
   net of income taxes ........................            --           0.4            --            --
                                                  -----------   -----------   -----------   -----------
Net earnings (loss) ...........................   $       2.3   $      (4.4)  $      28.8   $      17.5
                                                  ===========   ===========   ===========   ===========
Basic net earnings (loss) per share:
   Continuing operations ......................   $      0.07   $     (0.15)  $      0.89   $      0.56
   Discontinued operations ....................            --          0.01            --            --
                                                  -----------   -----------   -----------   -----------
Basic net earnings (loss) per share ...........   $      0.07   $     (0.14)  $      0.89   $      0.56
                                                  ===========   ===========   ===========   ===========
Diluted net earnings (loss) per share:
   Continuing operations ......................   $      0.07   $     (0.15)  $      0.88   $      0.55
   Discontinued operations ....................            --          0.01            --            --
                                                  -----------   -----------   -----------   -----------
Diluted net earnings (loss) per share .........   $      0.07   $     (0.14)  $      0.88   $      0.55
                                                  ===========   ===========   ===========   ===========
Cash dividends per share ......................   $     0.305   $     0.275   $     0.915   $     0.825
Basic weighted-average shares outstanding .....    32,436,995    31,593,768    32,295,999    31,388,460
Diluted weighted-average shares outstanding ...    32,660,605    31,593,768    32,553,654    32,006,095

                      COMPASS MINERALS INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                         SEPTEMBER 30,   DECEMBER 31,
                                                              2006           2005
                                                         -------------   ------------
                                        ASSETS

Cash and cash equivalents                                   $  8.4          $ 47.1
Receivables, net                                              73.8           183.0
Inventories                                                  144.7            81.5
Other current assets                                          21.5            22.8
Property, plant and equipment, net                           366.2           366.1
Intangible and other noncurrent assets                        56.0            49.8
                                                            ------          ------
Total assets                                                $670.6          $750.3
                                                            ======          ======

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Total current liabilities                                   $103.2          $139.4
Long-term debt, net of current portion                       568.9           612.4
Deferred income taxes and other noncurrent liabilities        72.7            77.6
Total stockholders' equity (deficit)                         (74.2)          (79.1)
                                                            ------          ------
Total liabilities and stockholders' equity (deficit)        $670.6          $750.3
                                                            ======          ======

                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                               -----------------
                                                                  2006    2005
                                                                 -----   -----
Net cash provided by operating activities                        $79.3   $70.1
                                                                 -----   -----
Cash flows from investing activities:
   Capital expenditures                                          (24.5)  (19.1)
   Other, net                                                     (3.9)   (3.5)
                                                                 -----   -----
Net cash used in investing activities                            (28.4)  (22.6)
                                                                 -----   -----
Cash flows from financing activities:
   Principal payments on long-term debt                          (34.5)  (30.2)
   Revolver activity                                             (31.0)   18.0
   Dividends paid                                                (29.6)  (25.9)
   Proceeds received and excess tax benefits from
      stock option exercises                                       2.4     1.2
   Other, net                                                     (0.2)   (0.1)
                                                                 -----   -----
Net cash used in financing activities                            (92.9)  (37.0)
                                                                 -----   -----
Effect of exchange rate changes on cash and cash equivalents       3.3     3.6
                                                                 -----   -----
Net change in cash and cash equivalents                          (38.7)   14.1
Cash and cash equivalents, beginning of the year                  47.1     9.7
                                                                 -----   -----
Cash and cash equivalents, end of period                         $ 8.4   $23.8
                                                                 =====   =====

                      COMPASS MINERALS INTERNATIONAL, INC.
                         SEGMENT INFORMATION (UNAUDITED)
                                  (IN MILLIONS)

                                                                CORPORATE
                                                                AND OTHER
THREE MONTHS ENDED SEPTEMBER 30, 2006          SALT    POTASH      (a)       TOTAL
-------------------------------------         ------   ------   ---------   ------
Sales to external customers                   $ 97.9   $ 25.7     $  --     $123.6
Intersegment sales                                --      2.3      (2.3)        --
Shipping and handling cost                      30.6      3.5        --       34.1
Operating earnings (loss)                       17.1      6.3      (6.5)      16.9
Depreciation, depletion and amortization         7.8      2.1        --        9.9
Total assets                                   488.4    145.4      36.8      670.6

                                                                CORPORATE
                                                                AND OTHER
THREE MONTHS ENDED SEPTEMBER 30, 2005          SALT    POTASH      (a)       TOTAL
-------------------------------------         ------   ------   ---------   ------
Sales to external customers                   $ 85.4   $ 22.1     $  --     $107.5
Intersegment sales                                --      2.3      (2.3)        --
Shipping and handling cost                      27.7      2.9        --       30.6
Operating earnings (loss)                       10.5      6.4      (6.2)      10.7
Depreciation, depletion and amortization(b)      8.7      2.0        --       10.7
Total assets                                   510.1    133.1      42.8      686.0

                                                                CORPORATE
                                                                AND OTHER
NINE MONTHS ENDED SEPTEMBER 30, 2006           SALT    POTASH      (a)       TOTAL
------------------------------------          ------   ------   ---------   ------
Sales to external customers                   $368.5    $81.1    $   --     $449.6
Intersegment sales                                --      7.9      (7.9)        --
Shipping and handling cost                     130.2     11.4        --      141.6
Operating earnings (loss)(c)                    71.2     22.5     (18.8)      74.9
Depreciation, depletion and amortization        23.9      6.3        --       30.2

                                                                CORPORATE
                                                                AND OTHER
NINE MONTHS ENDED SEPTEMBER 30, 2005           SALT    POTASH      (a)       TOTAL
------------------------------------          ------   ------   ---------   ------

Sales to external customers                   $385.1    $74.1    $   --     $459.2
Intersegment sales                                --      7.1      (7.1)        --
Shipping and handling cost                     128.2     10.9        --      139.1
Operating earnings (loss)                       73.2     20.6     (18.0)      75.8
Depreciation, depletion and amortization(b)     26.0      6.2        --       32.2

(a) "Corporate and Other" includes corporate expenses and eliminations. Corporate assets include deferred tax assets, deferred financing fees and other assets not directly related to the reportable segments.

(b) The salt segment includes $0.9 million and $2.7 million of depreciation, depletion and amortization expense related to discontinued operations for the three and nine months ended September 30, 2005, respectively.

(c) The salt segment includes $5.1 million of insurance proceeds for the nine months ended September 30, 2006.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2006. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.